UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 26, 2013 (November 26, 2013)
(Date of Earliest Event Reported)

PANACHE BEVERAGE, INC.
 (Exact name of Registrant as specified in its charter)

Delaware	000-52670	38-3855631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Fifth Avenue, 3rd Floor
New York, NY 10011
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 480-7479

____________________________________
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Investors and others should note that we currently announce material information using SEC filings and press releases. In the future, we will continue to use these channels to distribute material information about the Company and may also utilize our website (www.panachespirits.com), public conference calls and webcasts and/or various social media to communicate important information about the Company, key personnel, new brands and services, trends, new marketing campaigns, corporate initiatives and other matters. Information that we post on our website or on social media channels could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website as well as the following social media channels:

Facebook:	(https://www.facebook.RealWodkaVodka) (https://www.facebook.Alibiwhiskey) (https://www.facebook.Alchemiainfusions)

Twitter:	(https://twitter.com/RealWodkaVodka) (https://twitter.com/alibiwhiskey) (https://twitter.com/AlchemiaInfused)

Instagram.com: wodkavodka
Instagram.com: alibiwhiskey

Any updates to the list of social media channels we may use to communicate material information will be posted on the Investor Relations page of the Company's website at www.panachespirits.com. The information on or accessible through our website and social media channels is not incorporated by reference in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANACHE BEVERAGE, INC.

Dated: November 26, 2013	By:	/S/ JAMES DALE
James Dale
Chief Executive Officer

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